Exhibit 8.1

May 18, 2023

UMH Properties, Inc.
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, New Jersey 07728

Re:	UMH Properties, Inc. Series D Preferred Stock Offering

Ladies and Gentlemen:

We have acted as legal counsel to UMH Properties, Inc., a Maryland corporation (the “Company”), in connection with its offering of 6.375% Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”) pursuant to a registration statement on Form S-3 (File No. 333-272051) filed with the Securities and Exchange Commission on May 18, 2023 (the “Registration Statement”), as described in the Prospectus Supplement dated May 18, 2023 (the “Prospectus Supplement” and, together with the Prospectus dated May 18, 2023, the “Prospectus”).

You have requested our opinion with respect to certain federal income tax matters in connection with the offering of the Preferred Stock.  All capitalized terms used herein have their respective meanings set forth in the Prospectus unless otherwise stated.

In rendering this opinion, we have reviewed (i) the Registration Statement and the Prospectus; (ii) the Company’s Articles of Incorporation as filed with the Secretary of State of Maryland; (iii) the Company’s Bylaws, as amended; (iv) checklists provided by the Company for each of the taxable years ended December 31, 2012 through December 31, 2022, setting forth the information necessary to determine whether the Company met the asset, income, and distribution tests to be qualified as a real estate investment trust under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), for such taxable years; and (v) such other documents, agreements and schedules as we have determined are necessary or relevant for purposes of rendering this opinion.

STROOCK & STROOCK & LAVAN LLP  New York ® Los Angeles ® Miami ® Washington, DC
180 Maiden Lane, New York, NY 10038-4982 ® T. 212.806.5400 ® F. 212.806.6006 ®  www.stroock.com

For purposes of this opinion, we have assumed that, as stated in the Company’s public filings with the Securities and Exchange Commission, the Company qualified as a “real estate investment trust” under the Code for the taxable years ended December 31, 1992 through December 31, 2005.  Furthermore, with respect to matters of fact, in rendering this opinion we have relied upon the representations and covenants set forth in a certificate of an officer of the Company (the “Officer’s Certificate”) dated May 18, 2023, relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest.  For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate or in any other document.  In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware.  We have, therefore, assumed and relied on the Company’s representations and covenants that the information, statements and descriptions of the Company’s businesses, properties and activities (including as relates to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents.  We have assumed that such statements, representations, descriptions and undertakings are true without regard to any qualification as to knowledge or belief and that the Company will fulfill any covenants and undertakings.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and descriptions.  Any material change or inaccuracy in the facts referred to, set forth, or assumed in the Officer’s Certificate or in any other documents may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have also assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements, checklists and questionnaires.

Based upon and subject to the foregoing, we are of the opinion that: (1) for its taxable years ended December 31, 2006 through December 31, 2022, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code; (2) the Company’s current organization and method of operation will permit it to continue to meet the requirements for taxation as a “real estate investment trust” under the Code for its 2023 taxable year and subsequent taxable years; and (3) the statements set forth in (a) the Prospectus under the caption “Material United States Federal Income Tax Consequences” and (b) the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize in all material respects the federal income tax laws referred to therein.

STROOCK & STROOCK & LAVAN LLP  New York ® Los Angeles ® Miami ® Washington, DC
180 Maiden Lane, New York, NY 10038-4982 ® T. 212.806.5400 ® F. 212.806.6006 ®  www.stroock.com

We note, however, that the ability of the Company to qualify as a “real estate investment trust” for the 2023 taxable year or any future year will depend upon future events, some of which are not within the Company’s control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Prospectus, the Officer’s Certificate and this letter will continue to be accurate in the future.  To the extent that actual facts and circumstances differ from those represented to us or assumed by us herein, our opinions should not be relied upon.  In addition, our opinions are based on the Code, the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), cases or other relevant authority, and the status of the Company as a “real estate investment trust” for federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority, any of which can change at any time, possibly with retroactive effect.

In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the Service or the courts, and our opinion is not binding on the Service or the courts.  Hence, there can be no assurance that the Service will not challenge, or that the courts will agree, with our conclusions.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than the Code, the Regulations, published administrative announcements and rulings of the Service, and court decisions.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about the date hereof.  In giving this consent, we do not acknowledge that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP  New York ® Los Angeles ® Miami ® Washington, DC
180 Maiden Lane, New York, NY 10038-4982 ® T. 212.806.5400 ® F. 212.806.6006 ®  www.stroock.com